Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-259554, 333-264727, 333-281235, and 333-284323) on Form S-1, (Nos. 333-267937, 333-274546, and 333-289462) on Form S-3, (No. 333-256058) on Form S-4, and (Nos. 333-260601, 333-265064, 333-270731, 333-272570, 333-280309, 333-286365, and 333-292659) on Form S-8 of our report dated March 18, 2026, with respect to the consolidated financial statements of AEye, Inc.

/s/ KPMG LLP

Santa Clara, California

March 18, 2026